UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 2, 2008
Date of report (date of earliest event reported)
Innuity, Inc.
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	0-29129 (Commission File Number)	87-0370820 (I.R.S. Employer Identification No.)
8644 154th Avenue NE
Redmond, WA 98052
(Address of principal executive offices)(Zip Code)
(425) 497-9909
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1
EXHIBIT 99.1

     As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Innuity” refer to Innuity, Inc., a Utah corporation.

Item 1.01	Entry into a Material Definitive Agreement.
     The information set forth in Item 2.01 below is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On May 2, 2008, we entered into an Asset Purchase Agreement with Radiant Systems, Inc., pursuant to which we sold our In Store Systems business line, Jadeon, Inc., to Radiant Systems for $7.0 million. Under the terms of the agreement, Radiant Systems acquired substantially all of the assets of Jadeon and assumed certain liabilities related to those assets. The transaction is subject to a purchase price adjustment based on the net assets of Jadeon as of the closing date. A copy of the Asset Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 30, 2008, our board of directors approved the payment of bonuses to John Wall, our Chief Executive Officer, and to John Dennis, our President, of $210,000 and $350,000, respectively, relating to the completion of the sale of our In Store Systems business line, Jadeon, Inc. to Radiant Systems, Inc. These bonus payments were made immediately following the consummation of the asset sale transaction described under Item 2.01 above.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of May 2, 2008, by and among Radiant Systems, Inc., Jadeon, Inc., Vista.com, Inc. and Innuity, Inc.

99.1	Press release of Innuity, Inc., dated May 6, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNUITY, INC.
Dated: May 7, 2008	By:	/s/ Linden N. Barney
Linden N. Barney
Chief Financial Officer